Exhibit 99.1

                      RAND CAPITAL CORPORATION NEWS RELEASE

                                                       FOR IMMEDIATE RELEASE
                                                       February 2, 2006
                                                       CONTACT:  Allen F. Grum
                                                       716-853-0802

                  RAND CAPITAL ANNOUNCES FOURTH QUARTER RESULTS
                             AND TWO NEW INVESTMENTS

BUFFALO, NY, Rand Capital Corporation (www.randcapital.com) [NASDAQ: RAND] announced that its net asset value for the quarter ended December 31, 2005 is $1.51 per share.

Rand increased its valuation of Carolina Skiff, LLC (Waycross, GA) (www.carolinaskiff.com) and Topps Meat Company, LLC (Elizabeth, NJ) (www.toppsmeat.com) by $370,000 due to their strong operating results.

Also during the quarter Rand reduced four portfolio values by a total of $695,000 in accordance with its valuation policies. These write-downs included a $237,000 valuation change for Minrad International, Inc. (Buffalo, NY) (www.minrad.com), to $1.65 per share, based on the year-end trading range for this publicly held security. The remaining companies were revalued to reflect current business conditions in their respective markets. If these business conditions were to improve, their valuations will be reviewed.

New investments during the quarter included $500,000 into EmergingMed.com, Inc. (New York, NY) (www.emergingmed.com), as part of a $3 million Senior Subordinated Note financing with Advantage Capital (New York, NY), The Spring Bay Companies (Ponte Vedra Beach, Florida) and Florida Gulfshore Capital (Naples, Florida). EmergingMed has created an unparalleled matching technology that allows people with serious illnesses, their caregivers and physicians to compare a short personal profile to the enrollment criteria of thousands of clinical trials. EmergingMed has partnered with numerous organizations to offer its services through private- label collaborations. These partners include the American Cancer Society, the Lance Armstrong Foundation, Pfizer Oncology, Dana-Farber/Harvard Cancer Center and the State of Florida. Their clinical trial matching and referral services also helps pharmacy companies' speed up the development and testing of new drugs.

Also during the quarter, Rand purchased shares of Preferred Series A Stock, $204,000, in Rocket Broadband Networks, Inc. (Rochester, NY and Amherst, NY) (www.rocketbroadband.com), as part of a $2.5 million equity financing. Co-investors included High Peaks Venture Partners (Troy, NY), Trillium Group (through its University Seed Fund) (Pittsford, NY), and Onondaga Venture Capital Fund (Syracuse, NY). Rocket Broadband is a service provider of "Triple Play" communications services, including satellite TV, high speed/broadband internet access and digital telephone services to multiple dwelling unit (MDU) apartment and condominium properties. Rocket is the only MDU focused System Operator for DirecTV in Upstate New York. Its customers include MDU complexes throughout Western New York. Rocket's products enable property owners to offer unique amenities, help to attract new tenants, realizing an increase both occupancy rates and revenue per unit. Rocket was founded in Amherst, NY, and will maintain its technical operations there. As part of the financing, a new CEO was hired, Phil Yaman, co-founder of Choice One Communications, a Rochester, New York based competitive local exchange carrier (CLEC). Rocket and Mr. Yaman will be headquartered in Rochester, NY.

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During the quarter, Rand did not repurchase any shares under its previously issued stock buy back program.

This release may contain forward-looking statements and reports the consolidated operations of Rand Capital Corporation and Rand Capital SBIC, L.P; all statements are pursuant to the Safe Harbor Provisions of the 1995 Private Securities Litigation Reform Act; and are subject to uncertainties in predicting future results. These statements reflect the Corporation's current beliefs, and many factors could cause actual results to differ materially from this release. See Rand's Form 10-Q's filed with the Securities and Exchange Commission for a detailed discussion of the risks associated with the Corporation's business, including but not limited to, risks associated with venture capital investing and other factors that could affect actual results. Except as required by Federal securities laws, Rand Capital Corporation and Rand Capital SBIC, L.P. undertakes no obligation to update or revise forward-looking statements for new events and uncertainties.

Rand Capital Corporation is a publicly held venture capital company, headquartered in Buffalo, New York, registered on the NASDAQ Small Cap Market under the symbol "RAND". Rand's investment strategy is to provide venture capital and expansion capital to emerging businesses, primarily in Upstate New York and the Northeast, through Rand, and its SBIC subsidiary.